CarParts.com Reports Record Fourth Quarter and Full Year 2022 Results

 Record Fourth Quarter Sales of $154.5 million, up 12% Year over Year

Record Fiscal Year Sales of $661.6 million, up 14% Year over Year

12th Consecutive Quarter of Double-Digit Year over Year Sales Growth

TORRANCE, Calif. – March 7th, 2023 – CarParts.com, Inc. (NASDAQ: PRTS), one of the leading e-commerce providers of automotive parts and accessories, and a one-stop shop for vehicle repair and maintenance needs, is reporting results for the fourth quarter and fiscal year ended December 31, 2022.

Fiscal Year 2022 Summary vs. Fiscal Year 2021

●	Net sales increased 14% year over year to a record $661.6 million and increased 45% on a two-year stack.
●	Gross profit increased 17% to $230.9 million, with gross margin increasing 100 basis points to 34.9%.
●	Net loss was ($1.0) million or ($0.02) per diluted share, compared to a net loss of ($10.3) million or ($0.20) per diluted share.
●	Adjusted EBITDA increased to $26.1 million vs. $16.8 million, up 56% year over year.

Fourth Quarter 2022 Summary vs. Year-Ago Quarter

●	Net sales increased 12% year over year to $154.5 million and increased 27% on a two-year stack.
●	Gross profit increased 9% to $51.6 million, with gross margin of 33.4%.
●	Net loss was ($6.2) million or ($0.11) per diluted share, compared to a net loss of ($5.0) million or ($0.10) per diluted share.
●	Adjusted EBITDA of $2.1 million vs. $2.6 million.

Management Commentary

“2022 was a record-breaking year for us, marking our third consecutive year of double-digit revenue growth.  Since 2019, we have more than doubled our revenues and returned the company to profitability by leveraging our positive unit economics. I’m also excited to announce we’ve built up a robust balance sheet which reinforces our confidence that we can continue to self-fund our future growth without reliance on outside capital,” said David Meniane, CEO of CarParts.com.

“For 2023 and beyond, we continue to put our customers and team members at the center of our strategy and feel prepared to tackle the future with intention, focus, and discipline as we gain market share. We are in a strong position to thrive and continue delivering profitable growth amid whatever changes the market brings

us. We believe that doing this will benefit our shareholders in the years to come and grow the intrinsic value of our company.”

Fiscal Year 2022 Financial Results

Net sales in fiscal year 2022 were $661.6 million up 14% from $582.4 million in fiscal year 2021.  For the first eight weeks of fiscal year 2023, we produced high single digit year-over-year revenue growth combined with sequential gross margin expansion and continue to balance growth with profitability and free cash flow generation.

Gross profit increased 17% to $230.9 million in fiscal year 2022 compared to $197.3 million in fiscal year 2021. Gross margin increased 100 basis points to 34.9% in fiscal year 2022 compared to 33.9% in fiscal year 2021. The increase in gross margin was primarily driven by favorable freight costs in 2022.

Total operating expenses in fiscal year 2022 were $230.2 million compared to $206.4 million in fiscal year 2021, mainly due to an increase in sales and investments in the business.

Net loss in fiscal year 2022 was ($1.0) million compared to a net loss of ($10.3) million in fiscal year 2021, both predominantly driven by non-cash charges.

Adjusted EBITDA in fiscal year 2022 was $26.1 million compared to $16.8 million in the fiscal year 2021.

On December 31, 2022, the Company had a cash balance of $18.8 million, no revolver debt and no outstanding trade letters of credit (“LCs”), compared to no revolver debt, no outstanding trade LCs and a $18.1 million cash balance at prior fiscal year-end January 1, 2022.

Fourth Quarter 2022 Financial Results

Net sales in the fourth quarter of 2022 were $154.5 million, up 12% from the year-ago quarter.

Gross profit in the fourth quarter increased 9% to $51.6 million compared to $47.4 million in the year-ago quarter, with gross margin decreasing 90 basis points to 33.4%, driven by seasonal freight charges which were higher and started earlier than the prior year.

Total operating expenses in the fourth quarter were $57.1 million compared to $52.0 million in the year-ago quarter, mainly due to an increase in sales and investments in the business.

Net loss in the fourth quarter was ($6.2) million compared to a net loss of ($5.0) million in the year-ago quarter, both predominantly driven by non-cash charges.

Adjusted EBITDA in the fourth quarter was $2.1 million compared to $2.6 million in the year-ago quarter.

Conference Call

CarParts.com CEO David Meniane, CFO Ryan Lockwood and COO Michael Huffaker will host a conference call today to discuss the results, followed by a question and answer period.

Date: Tuesday, March 7, 2023

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Webcast: www.carparts.com/investor/news-events

To listen to the live call, please click the link above to access the webcast. A replay of the audio webcast will be archived on the Company’s website at www.carparts.com/investor.

About CarParts.com, Inc.

CarParts.com is the go-to eCommerce platform for auto care and maintenance. We offer drivers quality parts at competitive prices and allow customers to schedule an appointment with a trusted mechanic directly from our website. We use world-class design principles and the latest technologies to deliver a fast, easy-to-use, and mobile-intuitive website. And with our company-owned national distribution network, we bring the best brands and manufacturers directly to consumers, cutting out the costs associated with brick-and-mortar retailers. Our team members around the globe are dedicated to Empowering Drivers Along Their Journey.

CarParts.com is headquartered in Torrance, California.

Non-GAAP Financial Measures

Regulation G, and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net loss before (a) interest expense, net; (b) income tax provision; (c) depreciation and amortization expense; (d) amortization of intangible assets; and (e) share-based compensation expense. A reconciliation of Adjusted EBITDA to net loss is provided below.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as one measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of stock compensation expense as well as other items that we do not believe are representative of our ongoing operating performance. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; and for evaluating the effectiveness of operational strategies. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the ongoing operations of companies in our industry.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are all unusual, infrequent or non-recurring.

Safe Harbor Statement

This press release contains statements which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as “anticipates,” “could,” “expects,” “intends,” “plans,” “potential,” “believes,” “predicts,” “projects,” “seeks,” “estimates,” “may,” “will,” “would,” “will likely continue” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company’s products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company’s product costs, the operating restrictions in its credit agreement, the weather and any other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.carparts.com/investor and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:

Ryan Lockwood, CFA

IR@carparts.com

Summarized information for the periods presented is as follows (in millions):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net sales	$154.52	$138.26	$661.60	$582.44
Gross profit	$51.65	$47.43	$230.89	$197.28
	33.4%	34.3%	34.9%	33.9%
Operating expense	$57.10	$52.01	$230.24	$206.39
	36.9%	37.6%	34.8%	35.4%
Net loss	$(6.22)	$(5.03)	$(0.95)	$(10.34)
	(4.0)%	(3.6)%	(0.1)%	(1.8)%
Adjusted EBITDA	$2.12	$2.59	$26.11	$16.79
	1.4%	1.9%	3.9%	2.9%

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended	Thirteen Weeks Ended	Fifty-Two Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net loss	$(6,224)	$(5,030)	$(951)	$(10,339)
Depreciation & amortization	3,936	2,772	13,607	9,895
Amortization of intangible assets	27	28	108	110
Interest expense, net	355	268	1,421	1,089
Taxes	514	144	632	351
EBITDA	$(1,392)	$(1,818)	$14,817	$1,106
Stock compensation expense	$3,510	$4,408	11,296	15,685
Adjusted EBITDA	$2,118	$2,590	$26,113	$16,791

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE OPERATIONS

(In Thousands, Except Per Share Data)

	Fiscal Year Ended
	December 31,	January 1,	January 2,
	2022	2022	2021
Net sales	$661,604	$582,440	$443,884
Cost of sales (1)	430,714	385,157	288,518
Gross profit	230,890	197,283	155,366
Operating expense	230,239	206,394	155,071
Income (loss) from operations	651	(9,111)	295
Other income (expense):
Other, net	467	238	213
Interest expense	(1,437)	(1,115)	(1,714)
Total other expense, net	(970)	(877)	(1,501)
Loss before income taxes	(319)	(9,988)	(1,206)
Income tax provision	632	351	307
Net loss	(951)	(10,339)	(1,513)
Other comprehensive gain (loss):
Foreign currency translation adjustments	127	93	(86)
Actuarial gain (loss) on defined benefit plan	872	307	(400)
Unrealized (loss) gain on deferred compensation trust assets	(147)	89	57
Total other comprehensive gain (loss)	852	489	(429)
Comprehensive loss	$(99)	$(9,850)	$(1,942)
Net loss per share:
Basic and diluted net loss per share	$(0.02)	$(0.20)	$(0.04)
Weighted-average common shares outstanding:
Shares used in computation of basic and diluted net loss per share	54,137	51,381	42,333

(1)	Excludes depreciation and amortization expense which is included in operating expense.

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Par Value Data)

	December 31,	January 1,
	2022	2022
ASSETS
Current assets:
Cash and cash equivalents	$18,767	$18,144
Accounts receivable, net	6,406	5,015
Inventory, net	136,026	138,851
Other current assets	6,672	6,592
Total current assets	167,871	168,602
Property and equipment, net	24,290	20,736
Right-of-use - assets - operating leases, net	23,951	28,680
Right-of-use - assets - finance leases, net	19,750	15,130
Other non-current assets	2,537	2,188
Total assets	$238,399	$235,336
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$57,616	$67,372
Accrued expenses	16,466	17,517
Right-of-use - obligation - operating, current	4,571	4,201
Right-of-use - obligation - finance, current	4,753	2,953
Other current liabilities	4,622	4,751
Total current liabilities	88,028	96,794
Right-of-use - obligation - operating, non-current	21,412	26,367
Right-of-use - obligation - finance, non-current	15,916	12,868
Other non-current liabilities	2,971	3,739
Total liabilities	128,327	139,768
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 54,693 and 52,960 shares issued and outstanding as of December 31, 2022 and January 1, 2022 (of which 2,565 are treasury stock)	57	56
Treasury stock	(7,625)	(7,625)
Additional paid-in capital	297,265	282,663
Accumulated other comprehensive income	1,126	274
Accumulated deficit	(180,751)	(179,800)
Total stockholders’ equity	110,072	95,568
Total liabilities and stockholders' equity	$238,399	$235,336

CARPARTS.COM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

	Fiscal Year Ended
	December 31,	January 1,	January 2,
	2022	2022	2021
Operating activities
Net loss	$(951)	$(10,339)	$(1,513)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	13,607	9,895	7,657
Amortization of intangible assets	108	110	102
Share-based compensation expense	11,296	15,685	7,778
Stock awards issued for non-employee director service	22	23	24
Stock awards related to officers and directors stock purchase plan from payroll deferral	26	—	—
(Gain) loss from disposition of assets	(41)	52	—
Amortization of deferred financing costs	53	18	18
Changes in operating assets and liabilities:
Accounts receivable	(1,424)	1,303	(3,650)
Inventory	2,825	(49,535)	(36,815)
Other current assets	(141)	1,340	(2,983)
Other non-current assets	(636)	551	(1,056)
Accounts payable and accrued expenses	(9,629)	22,436	8,398
Other current liabilities	(129)	374	1,120
Right-of-use obligation - operating leases - current	402	1,696	1,143
Right-of-use obligation - operating leases - long-term	(200)	(836)	(321)
Other non-current liabilities	180	239	1,030
Net cash provided by (used in) operating activities	15,368	(6,988)	(19,068)
Investing activities
Additions to property and equipment	(12,585)	(11,578)	(9,657)
Payment for intangible assets	—	—	(101)
Proceeds from sale of property and equipment	68	27	—
Net cash used in investing activities	(12,517)	(11,551)	(9,758)
Financing activities
Borrowings from revolving loan payable	10,417	131	1,415
Payments made on revolving loan payable	(10,417)	(131)	(1,415)
Proceeds from notes payable	—	—	4,107
Payments of notes payable	—	—	(5,333)
Repurchase of treasury stock	—	(524)	—
Payments on finance leases	(4,232)	(2,164)	(1,005)
Net proceeds from issuance of common stock for ESPP	795	—	—
Net proceeds from issuance of common stock	—	—	60,461
Statutory tax withholding payment for share-based compensation	—	(3)	(93)
Proceeds from exercise of stock options	1,284	3,661	4,257
Payment of registration costs of common stock	—	(68)	—
Preferred stock dividends paid	—	—	(33)
Net cash (used in) provided by financing activities	(2,153)	902	62,361
Effect of exchange rate changes on cash	(75)	(21)	(6)
Net change in cash and cash equivalents	623	(17,658)	33,529
Cash and cash equivalents, beginning of period	18,144	35,802	2,273
Cash and cash equivalents, end of period	$18,767	$18,144	$35,802
Supplemental disclosure of non-cash investing and financing activities:
Right-of-use operating asset acquired	$—	$15,000	$15,508
Right-of-use finance asset acquired	$9,206	$4,975	$4,766
Accrued asset purchases	$624	$1,764	$1,822
Share-based compensation expense capitalized in property and equipment	$1,180	$2,159	$659
Stock issued for services	$81	$778	$—
Supplemental disclosure of cash flow information:
Cash paid during the period for income taxes	$649	$88	$135
Cash paid during the period for interest	$1,366	$1,102	$1,834